CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Balanced Fund's Class A, Class B and Class C Shares Prospectus, and "Independent Auditors" and "Financial Statements" in the Pioneer Balanced Fund's Class A, Class B, and Class C Shares Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 70 to the Registration Statement (Form N-1A, 1933 Act File No. 2-28273) of our report, dated February 17, 2004, with respect to the financial statements and financial highlights of Pioneer Balanced Fund included in its December 31, 2003 Annual Report to the Shareowners.

                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 26, 2004